Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Announces Results of 2024 Annual General Meeting

Vancouver, British Columbia – December 18, 2024. InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today confirmed that, at its annual general meeting of shareholders held on December 18, 2024 (the “Meeting”), the matters put forward before shareholders for consideration and approval as set out in InMed’s notice of meeting and management information circular, dated October 28, 2024, were voted upon by the shareholders. A total of 5,318,677 common shares of the Company, representing approximately 39.83% of the Company’s 13,353,431 issued and outstanding common shares, were represented in person or by proxy at the Meeting.

Shareholders approved the election of four director nominees to hold office until the next annual meeting of shareholders or until their successors are elected or appointed. The election of Ms. Janet Grove was withheld and as such, in accordance with the Company’s Majority Voting Policy (the “Majority Voting Policy”), Ms. Grove has offered her resignation to the chair of the Board. The Nominating & Governance Committee will, in accordance with the Majority Voting Policy, consider her resignation and make a determination in due course on whether or not it will recommend to the Board to accept Ms. Grove’s resignation. A further update will be provided promptly following the Board’s determination.

Results of the vote for the election of the board of directors (the “Board”) at the Meeting are set out as follows:

	Votes For		Withheld Votes
Director	Number	Percentage	Number	Percentage
Eric A. Adams	1,358,271	96.67%	46,802	3.33%
Janet Grove	621,901	44.26%	783,172	55.74%
Andrew Hull	1,358,517	96.69%	46,556	3.31%
Nicole Lemerond	1,358,261	96.67%	46,812	3.33%
Bryan Baldasare	1,358,152	96.66%	46,921	3.34%

Shareholders also voted to approve Marcum LLP (now doing business as CBIZ LLP) as the Company’s auditors for the following year. No other matters were brought before the meeting.

InMed filed a report of voting results on SEDAR at www.sedarplus.ca on December 18, 2024.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.